EXHIBIT 99.1

FOR IMMEDIATE RELEASE

XCEL BRANDS, INC. ANNOUNCES SECOND QUARTER 2022 RESULTS

•	Second quarter GAAP net income of $9.5 million, or $0.48 per diluted share;
•	Second quarter non-GAAP net loss of $3.6 million, or $(0.18) per diluted share
•	During the quarter, Xcel sold a majority interest in its Isaac Mizrahi brand and entered into a joint venture and management agreement with the buyer, recognizing a gain of $20.6 million
•	Approximately 65% of cash proceeds from the Isaac Mizrahi transaction used to pay off all outstanding debt, eliminating approximately $4.5 million of annual debt service expense
•	Strengthened balance sheet with $10.9 million of cash and cash equivalents, no debt, and $16.7 million of working capital at June 30, 2022

NEW YORK, NY (August 15, 2022) – Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company with significant expertise in livestream shopping, today announced its financial results for the second quarter ended June 30, 2022.

Robert W. D’Loren, Chairman and Chief Executive Officer of Xcel commented, “Our second quarter results reflect the challenges facing the global apparel industry, which includes continued supply chain issues, inflation, geopolitical events, and cancelled orders by retailers as they prudently manage inventory levels.  While we expect these headwinds will continue throughout the remainder of 2022, we believe we will emerge from this period stronger and well positioned to re-accelerate growth and profitability in 2023 and beyond.”

Mr. D’Loren continued “We have developed a powerful platform and growth strategy supported by our compelling lifestyle brands, differentiated livestreaming and interactive TV capabilities, and strong balance sheet.  As a result, we have the strongest pipeline of new projects and opportunities in our history, which is driving our optimism as we look forward to 2023.”

“Selling a majority interest in the Isaac Mizrahi brand was a transformative moment in Xcel’s history and represents the first time we have monetized one of our brands.  We believe this transaction supports the value of our remaining brands, while significantly improving our balance sheet.  With the financial flexibility to support our growth strategies, momentum in our business is expanding and we expect to announce exciting new projects and opportunities soon,” concluded Mr. D’Loren.

Second Quarter 2022 Financial Results

Total revenue was $8.5 million, a decrease of $2.3 million or 21% compared to the prior year quarter, primarily driven by declines in wholesale apparel sales, as well as lower licensing revenue as a result of the sale of the Isaac Mizrahi brand.

Net income attributable to Xcel Brands was approximately $9.5 million, or $0.48 per diluted share, compared with a net loss of $1.6 million, or ($0.08) per diluted share, for the prior year quarter. After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $3.6 million, or ($0.18) per share for the quarter ended June 30, 2022, and a net loss of approximately $0.1 million, or $(0.01) per share, for the quarter ended June 30, 2021. Adjusted EBITDA was negative $2.8 million for the current quarter and positive $0.9 million for the prior year quarter.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Six Month 2022 Financial Results

Total revenue was $17.2 million, a decrease of $1.4 million compared with the prior year six months, driven by lower net sales of $2.0 million, partially offset by higher licensing revenues of $0.6 million. The decrease in net product sales for the six months ended June 30, 2022, was primarily attributable to lower apparel wholesales, driven by the temporary closing of overseas factories, causing delays in product deliveries that resulted in cancelled orders. The year-over-year increase in licensing revenue was primarily attributable to the April 1, 2021 acquisition of the LOGO Lori Goldstein brand, partially offset by declines in due to the sale of the Isaac Mizrahi brand.

Net income attributable to Xcel Brands shareholders for the current six-month period was approximately $6.0 million, or $0.30 per diluted share, compared with a net loss of $4.1 million, or ($0.21) per diluted share, for the prior year six months. After adjusting for certain cash and non-cash items, results on a non-GAAP basis were a net loss of approximately $5.5 million, or $(0.28) per diluted share for the six months ended June 30, 2022, and a net loss of approximately $1.6 million, or $(0.09) per diluted share, for the six months ended June 30, 2021. Adjusted EBITDA was negative $3.7 million and approximately $0.0 million for the current year six months and prior year comparable period, respectively.

Balance Sheet

The Company's balance sheet at June 30, 2022, reflected stockholders' equity of approximately $81 million, cash and cash equivalents of approximately $10.9 million, and working capital, exclusive of the current portion of lease obligations, of approximately $16.7 million.

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 11:00 a.m. Eastern Time on August 15, 2022. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-877-407-3982. A replay of the conference call will be available until August 29, 2022 and can be accessed at 1-844-512-2921 using the replay pin number 13732023.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

About Xcel Brands

Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, livestreaming, wholesale distribution, and direct-to-consumer sales of branded apparel, footwear, accessories, fine jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded in 2011 with a vision to reimagine shopping, entertainment, and social media as one thing. Xcel’s brand portfolio – including wholly owned brands and business ventures with others – consists of the LOGO by Lori Goldstein, Halston, Judith Ripka, C. Wonder and owns and manages the Longaberger brand through its controlling interest in Longaberger Licensing LLC and a minority interest in the Isaac Mizrahi brand. , pioneering a true omni-channel sales strategy which includes the promotion and sale of products under its brands through interactive television, digital live-stream shopping, brick-and-mortar retail, and e-commerce channels. The company’s brands have generated in excess of $3 billion in retail sales via live streaming in interactive television and digital channels alone. Headquartered in New York City, Xcel Brands is led by an executive team with significant livestreaming, production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2021 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

Andrew Berger

SM Berger & Company, Inc.

216-464-6400

andrew@smberger.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June
	2022	2021	2022	2021
Revenues
Net licensing revenue	$5,175	$6,224	$11,136	$10,531
Net sales	3,292	4,540	6,078	8,042
Net revenue	8,467	10,764	17,214	18,573
Cost of goods sold	2,570	3,063	4,250	4,898
Gross profit	5,897	7,701	12,964	13,675

Operating costs and expenses
Salaries, benefits and employment taxes	5,236	4,049	10,089	8,101
Other selling, general and administrative expenses	3,803	3,090	7,195	6,128
Stock-based compensation	485	431	517	591
Depreciation and amortization	1,812	1,848	3,632	3,058
Total operating costs and expenses	11,336	9,418	21,433	17,878

Other Income
Gain on sale of assets	20,608	-	20,608	-
Total other income	20,608	20,608

Operating income (loss)	15,169	(1,717)	12,139	(4,203)

Interest and finance expense
Interest expense - term loan debt	479	522	1,187	798
Other interest and finance charges (income), net	(1)	100	-	104
Loss on extinguishment of debt	2,324	821	2,324	821
Total interest and finance expense	2,802	1,443	3,511	1,723

Income (Loss) before income taxes	12,367	(3,160)	8,628	(5,926)

Income tax provision (benefit)	3,178	(1,346)	3,178	(1,484)

Net income (loss)	9,189	(1,814)	5,450	(4,442)
Net loss attributable to noncontrolling interest	(301)	(256)	(553)	(337)
Net income (loss) attributable to Xcel Brands, Inc. stockholders	$9,490	$(1,558)	$6,003	$(4,105)

Loss per share attributed to Xcel Brands, Inc. common stockholders:
Basic and diluted net loss per share	$0.48	$(0.08)	$0.31	$(0.21)
Weighted average number of common shares outstanding:
Basic and diluted weighted average common shares outstanding	19,677,243	19,449,116	19,624,474	19,355,795

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$10,873	$4,483
Accounts receivable, net	9,291	7,640
Inventory	3,475	3,375
Prepaid expenses and other current assets	1,975	1,681
Total current assets	25,614	17,179

Non-Current Assets:
Property and equipment, net	2,070	2,549
Operating lease right-of-use assets	5,876	6,314
Trademarks and other intangibles, net	50,735	98,304
Equity method investment	19,797	-
Restricted cash	-	739
Deferred tax assets, net	-	141
Other assets	147	555
Total non-current assets	78,625	108,602
Total Assets	$104,239	$125,781

Liabilities and Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$4,759	$6,169
Accrued income taxes payable	1,823	64
Accrued payroll	276	577
Current portion of contingent obligations	2,800	-
Current portion of operating lease obligations	1,094	1,207
Current portion of long-term debt	-	2,500
Total current liabilities	10,752	10,517
Long-Term Liabilities:
Long-term portion of operating lease obligations	6,661	7,252
Long-term debt, less current portion	-	25,531
Contingent obligations, net of short term portion	4,739	7,539
Deferred tax liabilities, net	1,244	-
Total long-term liabilities	12,644	40,322
Total Liabilities	23,396	50,839

Commitments and Contingencies

Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $.001 par value, 50,000,000 shares authorized, and 19,571,119 shares issued and outstanding at March 31, 2022 and December 31, 2021.	20	20
Paid-in capital	103,490	103,039
Accumulated deficit	(22,776)	(28,779)
Total Xcel Brands, Inc. stockholders' equity	80,734	74,280
Noncontrolling interest	109	662
Total Equity	80,843	74,942

Total Liabilities and Equity	$104,239	$125,781

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended
	June 30,
	2022	2021

Cash flows from operating activities
Net income (loss)	$5,450	$(4,442)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	3,632	3,058
Amortization of deferred finance costs included in interest expense	156	109
Stock-based compensation	517	591
Allowance for doubtful accounts	90	132
Loss on extinguishment of debt	2,324	821
Income tax provision (benefit)	1,384	(1,484)
Net gain on sale of assets	(20,608)	-
Changes in operating assets and liabilities:
Accounts receivable	(1,741)	(2,392)
Inventory	(100)	(1,930)
Prepaid expenses and other assets	8	(174)
Accounts payable, accrued expenses and other current liabilities	328	192
Cash paid in excess of rent expense	(159)	(225)
Net cash used in by operating activities	(8,719)	(5,744)

Cash flows from investing activities
Net proceeds from sale of majority interest in Isaac Mizrahi brand	45,408
Cash consideration for acquisition of Lori Goldstein assets	-	(1,616)
Purchase of other intangible assets	-	(37)
Purchase of property and equipment	(85)	(747)
Net cash used in investing activities	45,323	(2,400)

Cash flows from financing activities
Proceeds from long-term debt	-	5
Shares repurchased including vested restricted stock in exchange for withholding taxes	(442)	-
Proceeds from revolving loan debt	-	1,500
Proceeds from long-term debt	-	25,000
Payment of deferred finance costs	-	(1,131)
Payment of long-term debt	(29,000)	(17,375)
Payment of breakage fees associated with extinguishment of long-term debt	(1,511)	(367)
Net cash used in financing activities	(30,953)	7,632

Net (decrease) increase in cash, cash equivalents, and restricted cash	5,651	(512)

Cash, cash equivalents, and restricted cash at beginning of period	5,222	6,066

Cash, cash equivalents, and restricted cash at end of period	$10,873	$5,554

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	10,873	$4,815
Restricted cash	-	739
Total cash, cash equivalents, and restricted cash	$10,873	$5,554

Supplemental disclosure of non-cash activities:
Consideration payable to seller of Lori Goldstein assets	$-	$2,045
Contingent obligation related to acquisition of Lori Goldstein assets at fair value	-	$6,639
Liability for equity-based bonuses	(283)	$62

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,032	$852
Cash paid during the period for income taxes	$-	$15

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income (loss) attributable to Xcel Brands, Inc. stockholders, exclusive of amortization of trademarks, stock-based compensation, certain adjustments to the provision for doubtful accounts related to the bankruptcy of and economic impact on certain retail customers due to the COVID-19 pandemic, gain on the sale of assets and income taxes. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income (loss) attributable to Xcel Brands, Inc. stockholders, before depreciation and amortization, interest and finance expenses (including loss on extinguishment of debt, if any), income taxes, other state and local franchise taxes, gain on the sale of assets and stock-based compensation.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because these measures adjust for certain costs and other events that management believes are not representative of our core business operating results, and thus these non-GAAP measures provide supplemental information to assist investors in evaluating our financial results. Adjusted EBITDA is the measure used to calculate compliance with the EBITDA covenant under our term loan agreement.

Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate these measures in a different manner than we do. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

	Three Months Ended		Six Months Ended
($in thousands)	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss) attributable to Xcel Brands, Inc. stockholders	$9,490	(1,558)	$6,003	(4,105)
Amortization of trademarks	1,525	1,520	3,039	2,396
Stock-based compensation	485	431	517	591
Loss on extinguishment of debt	2,324	821	2,324	821
Certain adjustments to provision for doubtful accounts	-	-	-	132
Gain on the sale of assets	(20,608)	-	(20,608)	-
Income tax provison (benefit)	3,178	(1,346)	3,178	(1,484)
Non-GAAP net loss	$(3,606)	$(132)	$(5,547)	$(1,649)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Diluted earnings (loss) per share	$0.48	$(0.08)	$0.31	$(0.22)
Amortization of trademarks	0.08	0.08	0.16	0.12
Stock-based compensation	0.02	0.02	0.03	0.03
Loss on extinguishment of debt	0.12	0.04	0.12	0.04
Certain adjustments to provision for doubtful accounts	-	-	-	0.01
Gain on the sale of assets	(1.05)	-	(1.05)	-
Income tax provison (benefit)	0.16	(0.07)	0.16	(0.08)
Non-GAAP diluted EPS	$(0.18)	$(0.01)	$(0.28)	$(0.09)
Non-GAAP weighted average diluted shares	19,571,119	19,261,436	19,418,469	19,092,828

	Three Months Ended		Six Months Ended
($in thousands)	June 30,	June 30,	June 30,	June 30,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss) attributable to Xcel Brands, Inc. stockholders	$9,490	$(1,558)	$6,003	$(4,105)
Depreciation and amortization	1,812	1,848	3,632	3,058
Interest and finance expense	478	622	1,187	902
Income tax provision (benefit)	3,178	(1,346)	3,178	(1,484)
State and local franchise taxes	-	33	36	72
Stock-based compensation	485	431	517	591
Loss on extinguishment of debt	2,324	821	2,324	821
Certain adjustments to provision for doubtful accounts	-	-	-	132
Gain on the sale of assets	(20,608)	-	(20,608)	-
Adjusted EBITDA	$(2,841)	$851	$(3,731)	$(13)

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018

PHONE: 347-727-2474 • INFO@XCELBRANDS.COM